                                                               Exhibit 99(a)(ii)


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 11-K



               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended December 30, 2001


                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


Commission File Number 1-3215


                                JOHNSON & JOHNSON
                             RETIREMENT SAVINGS PLAN

                            (Full title of the Plan)


                                JOHNSON & JOHNSON
                           ONE JOHNSON & JOHNSON PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08933


           (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4.  Financial Statements and Exhibits

      Report of Independent Accountants

      Financial Statements:
           Statements of Net Assets Available for Benefits as of December 31, 2001 and 2000

           Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2001 and 2000

       Notes to Financial Statements

       Supplemental Schedules:
           Form 5500 Schedule H - Part IV- 4I - Schedule of Assets (Held at End of Year) as of December 31, 2001

           Form 5500 Schedule H - Part IV - 4J - Schedule of Reportable Transactions for the Year Ended December 31, 2001

Consent of PricewaterhouseCoopers LLP, dated June 26, 2002


The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN



                                           By: /s/ R.J. Darretta
                                               --------------------------------
                                               R. J. Darretta
                                               Chairman, Pension Committee
June 25, 2002

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN





                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES


                          AS OF AND FOR THE YEARS ENDED
                           DECEMBER 31, 2001 AND 2000

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                         PAGE(S)

Report of Independent Accountants                                           1

Financial Statements:

  Statements of Net Assets Available for Benefits
    As of December 31, 2001 and 2000                                        2

  Statements of Changes in Net Assets Available for
    Benefits for the Years Ended December 31, 2001 and 2000                 3

Notes to Financial Statements                                              4-8

Supplemental Schedules:

  Form 5500 Schedule H -- Part IV -- 4I -- Schedule of
    Assets (Held at End of Year) as of December 31, 2001                    9

  Form 5500 Schedule H -- Part IV -- 4J -- Schedule of
    Reportable Transactions for the Year Ended December 31, 2001            10

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Pension and Benefits Committees of
Johnson & Johnson

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Johnson & Johnson Retirement Savings Plan (the "Plan") as of December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



June 19, 2002

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                               2001             2000
ASSETS
 Investments at fair value
  (Notes 2, 5 and 6)                        $105,187,871       $94,800,234
                                            ------------       -----------
     Net assets available for benefits      $105,187,871       $94,800,234
                                            ============       ===========























                       See notes to financial statements.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                               2001             2000
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
 Investment income:
   Net appreciation in fair value of
    investments (Note 5)                    $  9,708,166       $12,585,948
   Interest                                      203,393           136,147
   Dividends                                   1,312,537         1,608,169

 Contributions
  Employee contributions (Note 3)              7,956,060         7,599,179
  Employer contributions (Note 3)              3,439,758         3,305,053
                                            ------------       -----------
  Total additions                             22,619,914        25,234,496
                                            ============       ===========

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
 Payment to participants (Note 4)             11,938,620        11,452,084
 Administrative expenses                         293,657           240,659
                                            ------------       -----------
  Total deductions                            12,232,277        11,692,743
                                            ------------       -----------
  Net increase                                10,387,637        13,541,753

Net assets available for benefits,
 Beginning of year                            94,800,234        81,258,481
                                            ------------       -----------
Net assets available for benefits,
 End of year                                $105,187,871       $94,800,234
                                            ============       ===========
























                       See notes to financial statements.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS


1.   ORGANIZATION

     The Johnson & Johnson Retirement Savings Plan (the "Plan") is a defined contribution plan which was established on March 1, 1990 for eligible employees of certain subsidiaries of Johnson & Johnson ("J&J" or the "Company") located in Puerto Rico which have adopted the Plan. The Plan was designed to provide eligible employees with an opportunity to strengthen their financial security at retirement by providing an incentive to save and invest regularly. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained and transactions therein are executed by the trustee, Banco Popular de Puerto Rico.

     Participants have the option to invest in any one of three investment options which include the Equity Fund, Short Term Investment Fund and the J&J Stock Fund.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING

     The financial statements of the Plan are prepared under the accrual basis of accounting.

     VALUATION OF INVESTMENTS

     Equity investments in the Johnson & Johnson Stock Fund, administered by Banco Popular de Puerto Rico, are valued at the closing market price on the last business day of the year. Equity investments in the Equity Fund, managed by the Capital Research and Management Company, represent shares of a registered investment company and are valued at the quoted market price which represents the net asset value of shares held by the Plan at year-end.

     The cost of equity investments in the Johnson & Johnson Stock Fund is recorded at the average market price of the stock transactions for the month during which the contribution is made. Units in the Equity Fund are purchased throughout the month at the prevailing quoted market price on those dates.

     Deposits in short-term investments in the Short-Term Investment Fund are principally purchases of shares of the Prime Portfolio of Vanguard Money Market Reserves, Inc. The Portfolio invests in securities which mature in less than one year. The value of this portfolio is the market value on the last business day of the year.

     Temporary cash investments are stated at redemption value which approximates fair value.

     USE OF ESTIMATES

     The preparation of the Plan's financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS



     RISKS AND UNCERTAINTIES

     The Plan provides for various participant investment options in funds which can invest in any combination of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the Statements of Net Assets Available for Benefits and the Statements of Changes in Net Assets Available for Benefits.

     NET APPRECIATION (DEPRECIATION)

     The Plan presents in the Statement of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in the fair value of investments, which consists of unrealized appreciation (depreciation) of the underlying investments and realized gains and losses on the sales of investments.

     PAYMENT OF BENEFITS

     Benefits are recorded when paid.

     OTHER

     Interest and dividend income are recorded as earned on the accrual basis. Purchases and sales of investment securities are reflected on a trade-date basis. Gains and losses on sales of investment securities are determined on the average cost method.

     All third party administrative expenses are paid by the Plan, except costs of entering new investment vehicles which are paid primarily by J&J.

3.   CONTRIBUTIONS

     Participating employees may contribute a minimum of 3% up to a maximum of 10% pre-tax and/or 1% to 10% post-tax of their base salary. Annual pre-tax contributions may not exceed $8,000 in 2001 or 2000 under Puerto Rico law. The Company contributes to the Plan, out of current or accumulated profits, an amount equal to 75% of the employee's pre-tax contributions for the Plan year up to a maximum of 6%.

     Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of participants. Employee contributions are to be invested in any of the three investment funds at the direction of the participating employees. All Company contributions are made to the J&J Stock Fund, except for participants over the age of 50, who may choose the alternative investments.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


4.   PARTICIPANT ACCOUNTS AND BENEFITS

     All participants are fully vested in their contributions and the Company match. The benefit to which a Plan participant is entitled is the amount provided by contributions (Company and participant) and investment earnings thereon (including net realized and unrealized investment gains and losses) which have been allocated to such participant's account balance. Allocations are based on participant's earnings or account balance, as defined.

     Participants are allowed to withdraw their after-tax contributions and earnings thereon, at any time. Participants may withdraw before-tax contributions only upon meeting certain hardship conditions.

5.   INVESTMENTS

     The following presents investments that represent 5% or more of the Plan's net assets.

                                                          AS OF DECEMBER 31,
                                                          2001           2000
     Johnson & Johnson Stock Fund, 1,594,234 shares
       and 1,607,604 shares, respectively*            $ 95,056,871   $84,576,085
     Equity Fund, 185,626 shares
       and 186,677 shares, respectively                  5,295,914     5,778,407
     Total of remaining Fund which was less than
       5% of the Plan's net assets                       4,835,086     4,445,742
                                                      ------------   -----------
                                                      $105,187,871   $94,800,234
                                                      ============   ===========

     * Nonparticipant-directed

     During 2001 and 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $9,708,166 and $12,585,948 respectively, as follows:

                                        FOR THE YEARS ENDED DECEMBER 31,
                                            2001                 2000
     Equities                           $  (448,807)         $  (250,523)
     J&J Common Stock                    10,156,973           12,836,471
                                        -----------          -----------
                                        $ 9,708,166          $12,585,948
                                        ===========          ===========

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


6.   NON-PARTICIPANT DIRECTED INVESTMENTS

     Included in the J&J Stock Fund are participant and non-participant directed investments. Information about the net assets and the significant components of the changes in net assets relating to the fund is as follows:


                                        AS OF DECEMBER 31,

                                       2001                2000
Net assets:
     J&J Stock Fund                $ 95,056,871        $ 84,576,085


                                          FOR THE YEARS ENDED DECEMBER 31,

                                                 2001                2000
Changes in net assets:
     Contributions                          $  10,249,063       $   9,693,301
     Investment income                          1,124,838           1,023,855
     Net appreciation in fair value            10,156,973          12,836,471
     Benefits paid to participants            (10,457,679)        (10,252,939)
     Administrative expenses                     (223,306)           (211,172)
     Assets transferred                          (369,103)           (138,000)
                                            -------------       -------------
                                            $  10,480,786       $  12,951,516
                                            =============       =============


7.   TAX STATUS

     The Plan constitutes as a qualified plan under Section 165(a) of the Puerto Rico Income Tax Act of 1954 as amended (the "ITA"), and the Plan and the related trust accounts are exempt from Puerto Rico income taxes under
     Section 165(a) and 165(e) of the ITA.

     The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Puerto Rico tax code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

8.   TERMINATION PRIORITIES

     The Company has the right to terminate the Plan at any time and in the event the Plan is terminated, subject to conditions set forth in ERISA, the amount of each participant's account balance in the Plan is fully vested.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

9.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

     The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:



                                                          AS OF DECEMBER 31,
                                                        2001             2000
Net assets available for benefits
  per the financial statements                       $105,187,871   $94,800,234
Amounts allocated to withdrawing participants                  --    (1,252,098)
                                                     ------------   -----------
Net assets available for benefits per the
 Form 5500                                           $105,187,871   $93,548,136
                                                     ------------   -----------

                                                       FOR THE YEARS ENDED
                                                           DECEMBER 31,
                                                       2001             2000

Benefits paid to participants per the
  financial statements                               $ 11,938,620   $11,452,084

Add: Amounts allocated to withdrawing participants
  at December 31, 2001 and 2000                                       1,252,098

Less: Amounts allocated to withdrawing
  participants at December 31, 2000 and 1999           (1,252,098)     (601,685)
                                                     ------------   -----------
Benefits paid to participants per the Form 5500      $ 10,686,522   $12,102,497
                                                     ------------   -----------

Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2001 and 2000 but not yet paid as of that date.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

FORM 5500 SCHEDULE H -- PART IV -- 4I
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2001                                    SUPPLEMENTAL SCHEDULE
--------------------------------------------------------------------------------

ISSUES                                       COST                 FAIR VALUE

PARTICIPANT-DIRECTED FUNDS*
  Short-term investment fund                                     $  4,835,086

  Equity Fund                                                       5,295,914

NONPARTICIPANT-DIRECTED FUNDS
  J&J Stock Fund                         $42,833,353               95,056,871
                                         -----------             ------------
                                         $42,833,353             $105,187,871
                                         ===========             ============

*Cost need not be disclosed for participant-directed funds.

JOHNSON & JOHNSON
RETIREMENT SAVINGS PLAN

FORM 5500 SCHEDULE H -- PART IV -- 4J
SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 2001                       SUPPLEMENTAL SCHEDULE
--------------------------------------------------------------------------------

                                                   DISPOSED                                         ACQUIRED

SECURITY/PARTY            SALES               COSTS     PROCEEDS       GAINS/(LOSSES)         PURCHASES          COSTS
 DESCRIPTION       (# of Transactions)                                                   (# of Transactions)

 SERIES OF
TRANSACTIONS

Johnson & Johnson
  Common Stock            26              $10,334,059  $11,125,094      $791,035                 69            $11,471,896

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32875) of Johnson & Johnson of our report dated June 19, 2002 relating to the financial statements and financial statement schedules of the Johnson & Johnson Retirement Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 26, 2002